SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                October 4, 1999
                                                                ---------------

                              FOODMAKER, INC.
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            (Exact name of registrant as specified in its charter)


DELAWARE                          1-9390                           95-2698708
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State of Incorporation)   (Commission File Number)              (IRS Employer
                                                            Identification No.)


9330 BALBOA AVENUE, SAN DIEGO, CALIFORNIA                             92123
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 (Address of principal executive offices)                            (Zip code)


Registrant's telephone number, including area code               (619) 571-2121
                                                                .--------------
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ITEM 5.  OTHER EVENTS

A press release issued on October 4, 1999 contained the following:

          Foodmaker Inc. Officially Becomes JACK IN THE BOX INC. Today Jack(r) Will Ring NYSE Closing Bell on First Day of Trading Under New Name

     NEW YORK - When he steps up to the New York Stock Exchange bell podium to signal the end of the trading day this afternoon, Jack in the Box (r) restaurants founder Jack(r) will effectively be ringing in a new era for the San Diego-based fast-food hamburger chain.

     For nearly half a century, the chain's parent company has been known as Foodmaker, Inc. Today, the name changes to Jack in the Box Inc. to reflect the growth and strength of the Jack in the Box restaurants brand. The company's NYSE stock ticker also changes today, from FM to JBX.

     "Having just completed our third consecutive record year of earnings, the time has clearly come to leverage the power of our brand in all our communications with the public and the financial community," said Robert J. Nugent, president and CEO of Jack in the Box Inc.

     Nugent added that name recognition and brand awareness will be increasingly important to the company as it begins expanding into select southeastern markets - Charlotte, Nashville and Baton Rouge - on a test basis beginning later this month.

     Founded in 1951, Jack in the Box Inc. is the operator and franchisor of more than 1,500 Jack in the Box restaurants. Known for menu variety, an industry-leading food-safety program and an award-winning ad campaign featuring fictional company founder Jack, the company has 37,000 employees and annual systemwide sales of $1.7 billion.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   By:   DARWIN J. WEEKS
                                         ------------------
                                         Darwin J. Weeks
                                         Vice President, Controller and
                                         Chief Accounting Officer

                                         Date:  October 4, 1999